EXHIBIT 99.1

Press Release

AuthenTec Reports Fourth Quarter and Full Year 2008 Financial Results

MELBOURNE, Fla., February 17, 2009 — AuthenTec (NASDAQ:AUTH), the world’s leading provider of fingerprint sensors and solutions, today reported financial results for the fourth quarter and full year ended January 2, 2009.

Financial and Business Highlights:

•	Full year revenue for 2008 increased 22 percent to $63.9 million

•	Achieved non-GAAP net income for 2008 of $0.09 per diluted share

•	Reported fourth quarter revenue of $11.6 million

•	Reported non-GAAP net loss of $0.02 per diluted share

•	Announced support for Win 7, the first Microsoft OS with native fingerprint sensor support

Revenue for the full fiscal year 2008 increased 22.2% to $63.9 million, compared to $52.3 million in fiscal year 2007. Revenue for the fourth quarter of 2008 was $11.6 million, a decrease of 26 percent from the year ago quarter. The decline in revenue in the fourth quarter reflects a decrease in demand for PC notebooks by businesses and consumers as a result of the weakened macroeconomic environment.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), net loss for the fourth quarter of 2008 was $1.3 million, or $0.05 per diluted share. This compares to net income of $898,000, or $0.03 per diluted share, in the fourth quarter of 2007. Loss per diluted share for the fourth quarter of 2008 is based on 28.6 million outstanding shares. Full year 2008 GAAP net income was $45,000, or $0.00 cents per diluted share. This compares to a GAAP net loss of $10.9 million for full year 2007.

A reconciliation of GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, net loss for the fourth quarter was $493,000, or $0.02 per diluted share. This compares to net income of $1.3 million, or $0.04 per diluted share, in the fourth quarter of 2007. For full year 2008, non-GAAP net income was $2.7 million, or $0.09 per diluted share. This compares to a non-GAAP net loss of $171,000, or $0.01 per diluted share, for full year 2007.

Fourth quarter gross margin was 45.8 percent, compared to 50.0 percent in the same period a year ago and 47.3 percent in the third quarter of 2008. The lower gross margin was primarily attributable to the impact of lower revenues on the absorption of manufacturing support costs and a price decline during the quarter on a mature product for the PC market.

Total operating expenses, excluding stock-based compensation charges, were $6.2 million, a decrease of 16 percent compared to $7.4 million in the fourth quarter of 2007 and a decrease of 22 percent compared to $7.9 million in the third quarter of 2008. The decrease in operating expenses resulted from cost controls on discretionary spending and reductions in personnel, hiring and commission expenses. The fourth quarter of 2008 also included a $0.3 million reduction in expenses related to an incentive plan accrual which was adjusted to reflect actual results.

Excluded from non-GAAP net income was a charge of $266,000 for an other-than-temporary impairment on a student-loan-backed auction rate security.

AuthenTec increased its cash position in both the fourth quarter and the full year, generating $1.5 million in cash from operations during the quarter. The Company ended the year with approximately $68.7 million in cash and investments, compared to $66.3 million in cash and investments at the end of 2007.

Business Update:

“We finished 2008, our first profitable year and our first full year as a public company, with 22 percent revenue growth and $68.7 million in cash and investments,” said F. Scott Moody, Chairman and CEO of AuthenTec. “However, the financial progress made in 2008 was overshadowed by the challenges experienced in the fourth quarter as we saw a sharp pullback in demand by our customers as they were impacted by macroeconomic conditions. This resulted in a 37 percent sequential drop in revenues and a net loss for the quarter. Although at the midpoint of the EPS guidance we provided in October 2008, any loss is disappointing after posting five straight quarters of profitability.”

“In response to the continued weakness in market conditions, we are taking a number of additional measures to further lower our cost structure,” Mr. Moody continued. “At the same time, we are accelerating the development of our newest products for the PC and wireless markets that are critical for expanding our penetration into these markets. We have made very good progress on the development of our new low-cost product for the PC market, codenamed ‘Marcy,’ and the complementary TrueSuite™ PC client application tailored for consumer PCs and the growing segment of low-cost PCs and netbooks. In the wireless market, we are nearing completion in the development of our newest product, codenamed ‘Rogers.’ This product is designed to take full advantage of our TouchStone™ packaging technology and will be offered in multiple colors. Additionally, this product can replace the navigation buttons on a phone with its integrated TrueNav capability and will offer a much lower integration cost than our existing products.”

“We believe that our new products position us for a return to growth as our end markets recover. Moving forward, we will continue to monitor business conditions and are prepared to take further cost reduction actions to ensure our expenses are properly aligned with revenue.”

Business Outlook:

Management will discuss the outlook for the first quarter of 2009 as part of the financial results conference call.

Fourth Quarter 2008 Financial Results Web Cast and Conference Call:

AuthenTec will host a conference call to discuss its fourth quarter and fiscal year 2008 financial results at 5:00 p.m. Eastern Time (ET) today, February 17, 2009. Investors and analysts may join the conference call by dialing 866-578-5747 and providing the participant pass code 43018410. International callers may join the teleconference by dialing 617-213-8054 and using the same pass code. The conference call replay will be available beginning two hours after the call and will be available until midnight ET on Tuesday, February 24, 2009. The U.S. replay number is 888-286-8010, with a confirmation code of 80705347. International callers should dial 617-801-6888, with the same confirmation code. A live web cast of the conference call will be accessible from the Investor section of the Company’s web site at investors.authentec.com. Following the live web cast, an archived version will be available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, impairments on investments and pre-IPO charges related to changes in the fair value of warrants for preferred stock. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This financial results press release contains statements relating to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: demand for, and market acceptance of, new and existing fingerprint sensors in the PC and wireless markets, general market and macroeconomic conditions, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s quarterly report on Form 10-Q filed with the SEC on November 7, 2008. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec:

With more than 40 million sensors sold worldwide, AuthenTec is the world leader in providing fingerprint authentication sensors and solutions to the high-volume PC, wireless device, and access control markets. AuthenTec’s award-winning sensors take full advantage of The Power of Touch® by utilizing the company’s patented TruePrint® technology to deliver the most convenient, reliable and cost-effective means available for enabling touch-powered features that extend beyond user authentication.

# # #

Q4 Financial Tables are attached.

Investor Contact:

Shelton Group Investor Relations

Leanne K. Sievers, 949-224-3874

Executive Vice President, Investor Relations

lsievers@sheltongroup.com

Media Contact:

Brent Dietz

Director of Communications

AuthenTec

321-308-1320

brent.dietz@authentec.com

AuthenTec, Inc.

GAAP Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

Table 1

	Three months ended		Twelve months ended
	January 2, 2009	December 28, 2007	January 2, 2009	December 28, 2007
Revenue	$11,615	$15,693	$63,948	$52,344

Cost of revenue	6,325	7,857	33,397	27,554

Gross profit	5,290	7,836	30,551	24,790

Operating expenses:
Research and development	3,546	3,557	16,459	12,876
Selling and marketing	1,692	2,735	9,466	9,112
General and administrative	1,526	1,440	6,580	5,750

Total operating expenses	6,764	7,732	32,505	27,738

Operating loss	(1,474)	104	(1,954)	(2,948)

Other income (expense):
Warrant expense	—	—	—	(9,637)
Interest expense	—	—	—	(110)
Impairment on investments	(266)	—	(266)	—
Interest income	396	794	2,265	1,798

Total other income (expense), net	130	794	1,999	(7,949)

Net Income (loss)	$(1,344)	$898	$45	$(10,897)

Net income (loss) per share:
Basic	$(0.05)	$0.03	$0.00	$(0.80)

Diluted	$(0.05)	$0.03	$0.00	$(0.80)

Shares used in computing net income (loss) per common share:
Basic	28,622	27,104	28,339	13,681

Diluted	28,622	30,643	30,308	13,681

AuthenTec, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

Table 2

	Three months ended
	January 2, 2009				December 28, 2007
	GAAP	Adjustment (a)		Non-GAAP	GAAP	Adjustment (a)		Non-GAAP
Revenue	$11,615	$—		$11,615	$15,693	$—		$15,693

Cost of revenue	6,325	(24	)(a)	6,301	7,857	(14	)(a)	7,843

Gross profit	5,290	24		5,314	7,836	14		7,850
Gross margin	45.6%			45.8%	49.9%			50.0%

Operating expenses
Research and development	3,546	(208	)(a)	3,338	3,557	(141	)(a)	3,416
Selling and marketing	1,692	(148	)(a)	1,544	2,735	(78	)(a)	2,657
General and administrative	1,526	(205	)(a)	1,321	1,440	(136	)(a)	1,304

Total operating expenses	6,764	(561)		6,203	7,732	(355)		7,377

Operating income (loss)	(1,474)	585		(889)	104	369		473

Other income (expense), net	130	266	(b)	396	794	—		794

Net Income (loss)	$(1,344)	$851		$(493)	$898	$369		$1,267

Net income (loss) per share:
Basic	$(0.05)	$0.03		$(0.02)	$0.03	$0.02		$0.05

Diluted	$(0.05)	$0.03		$(0.02)	$0.03	$0.01		$0.04

Shares used in computing net income (loss) per common share:
Basic	28,622	—		28,622	27,104	—		27,104

Diluted	28,622	—		28,622	30,643	—		30,643

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses.
(b)	Reflects adjustment to remove other-than-temporary impairment on investments.

AuthenTec, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Twelve months ended
	January 2, 2009				December 28, 2007
	GAAP	Adjustment (a)		Non-GAAP	GAAP	Adjustment (a)		Non-GAAP
Revenue	$63,948	$—		$63,948	$52,344	$—		$52,344

Cost of revenue	33,397	(110	)(a)	33,287	27,554	(46	)(a)	27,508

Gross profit	30,551	110		30,661	24,790	46		24,836
Gross margin	47.8%			47.9%	47.4%			47.4%

Operating expenses
Research and development	16,459	(788	)(a)	15,671	12,876	(347	)(a)	12,529
Selling and marketing	9,466	(648	)(a)	8,818	9,112	(214	)(a)	8,898
General and administrative	6,580	(872	)(a)	5,708	5,750	(481	)(a)	5,269

Total operating expenses	32,505	(2,308)		30,197	27,738	(1,042)		26,696

Operating income (loss)	(1,954)	2,418		464	(2,948)	1,088		(1,860)

Other income (expense), net	1,999	266	(b)	2,265	(7,949)	9,638	(a)	1,689

Net income (loss)	$45	$2,684		$2,729	$(10,897)	$10,726		$(171)

Net income (loss) per share:
Basic	$—	$0.10		$0.10	$(0.80)	$0.79		$(0.01)

Diluted	$—	$0.09		$0.09	$(0.80)	$0.79		$(0.01)

Shares used in computing net income (loss) per common share:
Basic	28,339	—		28,339	13,681	9,517	(c)	23,198

Diluted	30,308	—		30,308	13,681	9,517	(c)	23,198

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.
(b)	Reflects adjustment to remove other-than-temporary impairment on investments.
(c)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

AuthenTec, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

Table 3

	January 2, 2009	December 28, 2007
ASSETS
Current assets
Cash and cash equivalents	$45,193	$15,703
Short-term investments	18,132	42,573
Accounts receivable, net	3,985	6,374
Inventory	5,770	5,120
Other Assets	839	820

Total current assets	73,919	70,590
Long term investments	5,334	8,066
Other long-term assets	494	673
Property and equipment, net	3,716	2,605

Total assets	$83,463	$81,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,050	$3,917
Other accrued liabilities	4,927	6,981

Total current liabilities	8,977	10,898
Lease incentive	417	—

Total liabilities	9,394	10,898

Stockholders’ equity
Common stock and additional paid in capital	150,123	147,006
Other comprehensive loss	(129)	—
Accumulated deficit	(75,925)	(75,970)

Total stockholders’ equity	74,069	71,036

Total liabilities and stockholders' equity	$83,463	$81,934